Exhibit 10.1

EXECUTION COPY

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of January 28, 2011 (this “Agreement”), is entered into by Capital Bank Corporation, a corporation organized under the laws of the State of North Carolina (the “Company”) for the benefit of the Holders (as defined herein).

RECITALS:

WHEREAS, North American Financial Holdings, Inc. (“Purchaser”), the Company and Capital Bank, a North Carolina state-chartered banking corporation and a banking subsidiary of the Company (the “Bank”), have entered into an Investment Agreement dated as of November 3, 2010 (the “Investment Agreement”), pursuant to which the Company intends to issue and sell to Purchaser, and Purchaser intends to purchase from the Company, as an investment in the Company, 71,000,000 shares of common stock, no par value, of the Company (the “Common Stock”) at a purchase price of $2.55 per share on the terms and conditions described in the Investment Agreement.

WHEREAS, as a condition to the Closing of the Investment Agreement, the Company agreed to issue contingent value rights to its shareholders, as described herein.

WHEREAS, the Company has done all things necessary to make the contingent value rights, when issued pursuant to the Investment Agreement and hereunder, the valid obligations of the Company and to make this Agreement a valid and binding agreement of the Company, in accordance with its terms.

NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions.

(a)                For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)                 the terms defined in this Article have the meanings assigned to them in this Article;

(ii)               all accounting terms used herein and not expressly defined herein shall have the meanings assigned to such terms in accordance with U.S. generally accepted accounting principles, as in effect on the date hereof;

(iii)             the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iv)             unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders; and

(v)               all references to “including” shall be deemed to mean including without limitation.

(b)               The following terms shall have the meanings ascribed to them as follows:

“Agreement” has the meaning set forth in the first paragraph of this agreement.

“Bank” has the meaning set forth in the first recital.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means any day except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of North Carolina generally are authorized or required by law or other governmental action to close.

“Change of Control” means the consummation of any transaction resulting in the holders of the equity interests of the Parent immediately prior to such transaction owning, directly or indirectly, less than 50% of the equity interests of the Parent immediately following such transaction.  For purposes of the preceding sentence, the “Parent” shall mean the ultimate Person or Group that together with their affiliates, directly or indirectly. owns or controls, by share ownership, contract or otherwise, a majority of the equity interests of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder.

“Common Stock” has the meaning set forth in the first recital.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Credit Losses” means the charge-offs with respect to any loans or prior charged-off loans outstanding as of November 3, 2010 as set forth on Schedule 1 to this Agreement for the period commencing on November 3, 2010 and ending on the Maturity Date less any recoveries in respect of such charge-offs.

“CVRs” means the contingent value rights issued by Company pursuant to the Investment Agreement and this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holder” means a Person in whose name a CVR is registered in the CVR Register.

“Investment Agreement” has the meaning set forth in the first recital.

“Loan Portfolio Committee” means the Loan Portfolio Committee of the Bank, established pursuant to Section 4.1(c) of the Investment Agreement and any successor or replacement committee.

“Loss Shortfall” has the meaning set forth in Section 2.4.

“Maturity Date” means January 28, 2016.

“Maximum Payment Amount” means an amount equal to $0.75 per CVR, payable in cash.

“Paying Agent” has the meaning set forth in Section 2.4.

“Payment Amount” has the meaning set forth in Section 2.4.

“Payment Certificate” has the meaning set forth in Section 2.4.

“Payment Date” means the date that a Payment Amount is paid by the Company to the Holders, which date shall be established pursuant to Section 2.4.

“Permitted Transfer” means any transfer of a CVR held by a natural person upon the death of such Holder by will or the laws of descent or distribution, in which case the designee, legal representative, legatee, successor trustee of such Holder’s inter vivos trust or the person who acquired the right to the CVR by reason of such death shall succeed to such Holder’s rights with respect to the CVR.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Purchaser” has the meaning set forth in the first recital.

“Redemption Date” means the date that the Redemption Price is paid by the Company to the Holders, which date shall be established pursuant to Section 2.5.

“Redemption Price” has the meaning set forth in Section 2.5.

“Registrar” shall have the meaning set forth in Section 2.3.

“Securities Act” means the Securities Act of 1933, as amended.

“Surviving Person” has the meaning set forth in Section 5.1.

“Stipulated Amount” means $103,000,000.

ARTICLE II
CONTINGENT VALUE RIGHTS

Section 2.1            Holders of CVRs.

Immediately prior to the Closing, existing shareholders of the Company as of January 27, 2011 will become the Holder of one CVR for each share of Common Stock owned by such shareholder as of such date.

Section 2.2            Transferability; Attachment

The CVRs shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the CVRs or any interest therein, other than through a Permitted Transfer, shall be void ab initio.

Section 2.3            No Certificate; Registration; Change of Address.

(a)                The CVRs shall not be evidenced by a certificate or other instrument.

(b)               The Company, or an agent appointed by the Company, shall keep a register (the “CVR Register”) for the registration of CVRs.  The Company is hereby initially appointed “CVR Registrar” for the purpose of registering CVRs and transfers of CVRs as herein provided.  For the avoidance of doubt, the Company shall be permitted, at its discretion, to appoint the transfer agent for the Company as CVR Registrar.

(c)                A Holder may make a written request to the CVR Registrar to change such Holder’s address of record in the CVR Register.  The written request must be duly executed by the Holder.  Upon receipt of such written notice, the CVR Registrar shall promptly record the change of address in the CVR Register.

(d)       Upon the occurrence of a Permitted Transfer, the recipient may make a written request to the CVR Registrar to record such transfer in the CVR Register.  The written request must be accompanied by written evidence that the transfer qualifies as a Permitted Transfer in such form as may be acceptable to the CVR Registrar and such other documentation as may be required by the CVR Registrar.  Upon receipt of such written notice, the CVR Registrar shall promptly record the transfer in the CVR Register.

Section 2.4            Payment Procedures.

(a)                Promptly following the Maturity Date, but in no event later than thirty (30) days after such date, the Company shall appoint a paying agent (the “Paying Agent”) and deliver to the Paying Agent a certificate (the “Payment Certificate”) setting forth (i) the amount of Credit Losses, on an aggregate and per-CVR basis, (ii) the calculation of the Payment Amount.  The “Payment Amount” shall be equal to:

(i)                 if the difference between the Stipulated Amount and the amount of Credit Losses expressed on a per CVR basis (such difference, the “Loss Shortfall”) is less than or equal to $0.20 per CVR, then 100% of the Loss Shortfall;

(ii)               if the Loss Shortfall is greater than $0.20 per CVR, then $0.20 per CVR plus 50% of the excess of the Loss Shortfall over $0.20 per CVR with a maximum of the Maximum Payment Amount; and

(iii)             if the amount of Credit Losses equals or exceeds the Stipulated Amount, zero.

(b)               All determinations with respect to the calculation of Credit Losses and the Payment Amount shall be made by the Loan Portfolio Committee of the Company’s Board of Directors in its sole discretion, whose determinations shall be binding on the Company and the Holders.  The Loan Portfolio Committee, in its sole discretion, may utilize a third party financial advisor to assist in verifying the amount of Credit Losses and the calculation of the Payment Amount and may rely on a report of such financial advisor for purposes of making its determinations hereunder.

(c)                Except as otherwise requested by any Holder, the Paying Agent shall promptly (and in no event later than five Business Days after its receipt thereof) send each Holder a copy of the Payment Certificate at its registered address.

(d)               If Company delivers a Payment Certificate to the Paying Agent pursuant to Section 2.4(a) above and the Payment Amount is greater than zero, the Company shall establish a Payment Date with respect to such Payment Amount that is no later than 60 days after the Maturity Date.  At least 5 business days prior to such Payment Date, the Company shall cause an amount in cash equal to the Payment Amount multiplied by the number of CVRs outstanding to be delivered to the Paying Agent, who will in turn, on the Payment Date, pay to each of the Holders an amount in cash equal to the Payment Amount multiplied by the number of CVRs held by such Holder as reflected on the CVR Register by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such Payment Date. Upon such payment, this Agreement shall terminate as provided in Section 6.10.

(e)                The Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each Payment Amount otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

Section 2.5            Redemption.

(a)                The Company may, at its option, at any time prior to the Maturity Date, redeem the CVRs, in whole or in part, at a redemption price of $0.75 per CVR (the “Redemption Price”).  Partial redemptions shall be made on a pro rata basis, based on the number of CVRs held by each Holder.  The redemption of CVRs by the Board of Directors of the Company may be made effective at such time and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.

(b)               From and after the date hereof but prior to the Maturity Date, in the event of a Change of Control, the Company shall, upon the consummation of such Change of Control, redeem all of the CVRs at the Redemption Price.

(c)                Immediately upon the action of the Company ordering the redemption of CVRs pursuant to Section 2.5(a) or the consummation of the Change of Control under Section 2.5(b), and without any further action and without any further notice, each CVR subject to redemption shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease, except for the right to receive the Redemption Price.  Within 10 days after such action or consummation, the Company shall mail, or cause to be mailed, a notice of redemption to each of the Holders of the then outstanding CVRs at its registered address.

(d)               If the Company orders the redemption of the CVRs pursuant to Section 2.5(a) or consummates a Change of Control under Section 2.5(b), the Company shall establish the date of such order or consummation as the Redemption Date.  On or immediately following such Redemption Date, the Company shall appoint a Paying Agent and cause an amount in cash equal to the Redemption Price multiplied by the number of CVRs outstanding to be delivered to the Paying Agent, who will in turn, as promptly as practicable, pay to each of the Holders an amount in cash equal to the Redemption Price multiplied by the number of CVRs held by such Holder as reflected on the CVR Register by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such Redemption Date.

(e)                The Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the Redemption Price otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made

Section 2.6            No Voting, Dividends Or Interest; No Equity Or Ownership Interest In The Company.

(a)                The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.

(b)               The CVRs shall not represent any equity or ownership interest in, or confer any rights of any kind or nature whatsoever as, a shareholder of the Company or any of its affiliates either at law or in equity.

ARTICLE III
COVENANTS

Section 3.1            Payment of Payment Amount.

The Company shall duly and promptly pay, or cause to be paid to, each Holder the applicable Payment Amount or Redemption Price, if any, in the manner provided for in Sections 2.4 and 2.5 and in accordance with the terms of this Agreement.

ARTICLE IV
AMENDMENTS

Section 4.1            Amendments Without Consent of Holders.

(a)                Without the consent of any Holders, the Company, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i)                 subject to Section 5.1, to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein; or

(ii)               to evidence the termination of the CVR Registrar and the succession of another Person as a successor CVR Registrar and the assumption by any successor of the obligations of the CVR Registrar herein.

(iii)             to evidence the succession of another Person as a successor Paying Agent and the assumption by any successor of the covenants and obligations of the Paying Agent herein;

(iv)             to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors shall consider to be for the protection of the Holders; provided, that in each case, such provisions shall not adversely affect the interests of the Holders in any material respect;

(v)               to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that in each case, such provisions shall not adversely affect the interests of the Holders in any material respect;

(vi)             as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act; provided that such provisions shall not adversely affect the interests of the Holders in any material respect; or

(vii)           any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement unless such addition, elimination or change is adverse to the interests of the Holders in any material respect.

(b)               Promptly after the execution by the Company of any amendment pursuant to the provisions of this Section 4.1, the Company shall mail a notice thereof by first-class mail to the

Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

Section 4.2            Amendments With Consent of Holders.

(a)                Subject to Section 4.1 (which amendments pursuant to Section 4.1 may be made without the consent of the Holders), with the consent of the Holders of not less than a majority of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, the Company, when authorized by a Board Resolution, may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is in any way adverse to the interest of the Holders.

(b)               Promptly after the execution by the Company of any amendment pursuant to the provisions of this Section 4.2, the Company shall mail a notice thereof by first-class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

Section 4.3            Effect of Amendments.

Upon the execution of any amendment under this Article IV, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE V
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 5.1            Company May Consolidate, Etc.

(a)                The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety (the “Surviving Person”) shall expressly assume payment of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of Company to be performed or observed.

(b)               For purposes of this Section 5.1, “convey, transfer or lease its properties and assets substantially as an entirety” shall mean properties and assets contributing in the aggregate at least 80% of the Company’s total consolidated revenues as reported in the Company’s last available periodic financial report (quarterly or annual, as the case may be).

Section 5.2            Successor Substituted.

Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 5.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the CVRs.

ARTICLE VI
OTHER PROVISIONS OF GENERAL APPLICATION

Section 6.1            Notices To The Company.

Any notice, request, instruction or other document to be given hereunder by any party to another will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice

(a)                If to the Company or the Bank:

Capital Bank Corporation

333 Fayetteville Street, Suite 700

Raleigh, North Carolina 27601

Attention:  Christopher G. Marshall, Chief Financial Officer

Telephone:  (919) 645-3494
Fax:  (919) 645-6353

with a copy to (which copy alone shall not constitute notice):

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2500 Wachovia Capitol Center

Raleigh, North Carolina 27601

Attention:  Margaret Rosenfeld

Telephone:  (919) 821-6714

Fax:  (919) 821-6800

Section 6.2            Notice To Holders.

Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 6.3            Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.4            Successors and Assigns.

All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.5            Benefits of Agreement.

Nothing in this Agreement, express or implied, shall give to any Person (other than the Company, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Company, the Holders and their permitted successors and assigns.

Section 6.6            Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such State.  The Company irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal courts of the United States of America located in the State of North Carolina, or, if jurisdiction in such federal courts is not available, the courts of the State of North Carolina, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

Section 6.7            Legal Holidays.

In the event that a Payment Date or Redemption Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable payment date.

Section 6.8            Severability Clause.

If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the Company shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Company.

Section 6.9            Counterparts.

This Agreement may be signed in any number of counterparts (which may be effectively delivered by facsimile or other electronic means), each of which shall be deemed to constitute but one and the same instrument.

Section 6.10        Termination.

(a)                This Agreement shall be terminated and of no force or effect, and the Company shall have no liability hereunder, upon the earlier to occur of (a) the payment of the Payment Amount required to be paid under the terms of this Agreement, (b) if the Payment Certificate reflects a Payment Amount of zero, the date such Payment Certificate is sent to Holders pursuant to Section 2.4(d), and (c) the payment of the Redemption Price pursuant to Section 2.5.

(b)               Notwithstanding any other provisions of this Agreement, any portion of the cash provided by the Company to the Paying Agent that remains unclaimed two (2) years after termination of this Agreement in accordance with this Section 6.10 (or such earlier date immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity) shall, to the extent permitted by law, become the property of the Company free and clear of any claims or interest of any person previously entitled thereto.

Section 6.11        Entire Agreement.

This Agreement and the Investment Agreement represent the entire understanding of the Company with reference to the transactions and matters contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements hereto made except for the Investment Agreement.  If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Investment Agreement, this Agreement shall govern and be controlling.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

CAPITAL BANK CORPORATION

By:  /s/ B. Grant Yarber
       Name: B. Grant Yarber
       Title: President & CEO